* Incorporated by reference

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment
No. 76 to the Registration Statement of Franklin Custodian Funds, Inc. on Form N-1A File Nos. (2-11346 and 811-537) of our report dated November 4, 1996 on our audit of the financial statements and financial highlights of Franklin Custodian Funds, Inc., which report is included in the Annual Report to Shareholders for the year ended September 30, 1996 which is incorporated by reference in the Registration Statement.


                           /s/ COOPERS & LYBRAND L.L.P.


San Francisco, California
January  27, 1996